UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 25, 2011

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2011, Darling International Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of December 17, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto.

The Amendment was executed to (i) increase the five-year revolving loan facility under the Credit Agreement by an additional principal amount of $90 million from a total aggregate available principal amount of $325 million to a total aggregate available principal amount of $415 million and (ii) add additional stepdowns for adjustments to the interest rates under the Credit Agreement based on defined leverage ratio levels.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
First Amendment to the Credit Agreement, dated as of March 25, 2011, among Darling International Inc., as borrower, the subsidiaries of the borrower party thereto, the lending institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: March 25, 2011	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

10.1
First Amendment to the Credit Agreement, dated as of March 25, 2011, among Darling International Inc., as borrower, the subsidiaries of the borrower party thereto, the lending institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

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